                      THIRD AMENDMENT TO THIRD AMENDED AND RESTATED

                        LOAN AND SECURITY AGREEMENT

                                   among

                       CARROLS HOLDINGS CORPORATION

                            CARROLS CORPORATION

                                    and

                           HELLER FINANCIAL, INC.

                          Dated as of May 2, 1994

                         THIRD AMENDMENT TO THIRD AMENDED AND
RESTATED
                            LOAN AND SECURITY AGREEMENT


        This Third Amendment to Third Amended and Restated Loan and Security Agreement, dated as of May 2, 1994 (this "Agreement") is among Carrols Holdings Corporation, a Delaware corporation
("Holdings"), Carrols Corporation, a Delaware corporation
("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation
("Lender").

                             W I T N E S E T H:

        WHEREAS, Holdings, Borrower and Lender are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of August 9, 1993 (as heretofore amended, the "Credit Agreement"; capitalized terms not otherwise defined herein having the definitions provided therefor in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement; and

        WHEREAS, the parties hereto wish to further amend the Credit Agreement as provided herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        1.      Amendments to the Credit Agreement.

                A. Paragraphs (a) and (b) of Section 9.6 of the Credit Agreement are hereby amended by deleting each of said paragraphs in their entirety and substituting in their place the following:

                (a) Fixed Charge Coverage Ratio. Maintain as at the end of each period set forth below, for the period then-ended, a Fixed Charge Coverage Ratio at least equal to the respective ratio set forth opposite each such date.

             Period                           Minimum Ratio

June 30, 1993 - December 31, 1993                 1.00:1
June 30, 1993 - March 31, 1994                    1.05:1
June 30, 1993 - June 30, 1994                     1.10:1

        Thereafter maintain as of the end of each Fiscal Quarter for the four Fiscal Quarter period then ended, a Fixed Charge
Coverage Ratio at least equal to 1.10:1.

                (b) Total Interest Coverage Ratio. Maintain, as of the end of each period set forth below, for the period then ended, a Total interest Coverage Ratio at least equal to the minimum ratio (as of any date, the "Minimum Interest Coverage Ratio") set forth below opposite such date:

          Minimum Interest
               Period                            Coverage Ratio

June 30, 1993 - December 31, 1993                      1.20
June 30, 1993 - March 31, 1994                         1.20
June 30, 1993 - June 30, 1994                          1.25

        Thereafter maintain at the end of each Fiscal Quarter for the four Fiscal Quarter period then ended, a Minimum Interest
Coverage Ratio at least equal to 1.25.

        2. Representations and Warranties. To induce Lender to enter into this Agreement, Holdings and Borrower each represents and warrants to Lender that the execution, delivery and performance by Holdings and Borrower of this Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Holdings or Borrower, the Certificate of Incorporation or Bylaws of Holdings or Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Holdings or Borrower; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Holdings and Borrower enforceable against Holdings and Borrower in accordance with its terms.

        3. Conditions. The effectiveness of the amendments stated in this Agreement is subject to the following conditions precedent or concurrent:

                (a)      No Default.  No Default or Event of
Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

                (b) Warranties and Representations. The warranties and representations of Holdings and Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct as of the effective date hereof, with the same effect as though made on such date.

        4.      Miscellaneous.

                (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles.
Whenever possible each provision of this Agreement shall be
      interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                (c)      Counterparts.  This Agreement may be
executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

                (d) Successors and Assigns. This Agreement shall be binding upon Holdings, Borrower and Lender and their respective successors and assigns, and shall inure to the sole benefit of Holdings, Borrower and Lender and the successors and assigns of Holdings, Borrower and Lender.

                (e)      References.  Any reference to the Credit
Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Replacement Revolving Promissory Note and secured by the Collateral. The Credit Agreement as amended hereby and each of the other Loan Documents remain in full force and effect.

                (g)      Costs, Expenses and Taxes.  Borrower
affirms and acknowledges that Section 2.19 of the Credit Agreement applies to this Agreement and the transactions and agreements and documents contemplated hereunder.

        Delivered at Chicago, Illinois, as of the day and year first above written.

                                      CARROLS CORPORATION


                                      Address:
                                      By:
                                      Printed:
                                      Title:



                                            CARROLS HOLDINGS
CORPORATION


                                      Address:
                                      By:
                                      Printed:
                                      Title:



                                      HELLER FINANCIAL, INC.


                                      Address:
                                      By:
                                      Printed:
                                      Title: